AMENDED AND RESTATED MASTER CUSTODIAN AGREEMENT This Agreement between each entity set forth on Appendix A hereto (as such Appendix A may be amended from time to time (each such entity and each entity made subject to this Agreement in accordance with Section 18, referred to herein individually as the “Fund” and collectively as the “Funds”), and STATE Street BANK and TRUST Company, a Massachusetts trust company (the “Custodian”). WITNESSETH: WHEREAS, each of the Funds has previously entered into a Custodian Contract with the Custodian; WHEREAS, each of the Funds desire to replace such existing Custodian Contracts with this amended and restated Master Custodian Agreement; WHEREAS, the Funds are registered under the Investment Company Act of 1940 and each Fund appointed the Bank to act as its Custodian; WHEREAS, the Funds may be authorized to issue shares in separate series, with each such series representing interests in a separate portfolio of securities and other assets: and WHEREAS, each Fund so authorized intends that this Agreement be applicable to each of its series set forth on Appendix A hereto (as such Appendix A may be amended from time to time) (each or all of each series, as the case may be, a “Portfolio” or “Portfolios”). Now THEREFORE, in consideration of the mutual covenants and agreements hereinafter contained,, the parties hereto agree as follows: SECTION1. EMPLOYMENT OF CUSTODIAN AND PROPERTY TO BE HELD BY IT Each Fund hereby employs the Custodian as the custodian of the assets of its Portfolios, including securities which the Paid, on behalf of the applicable Portfolio desires to be held in places within the United States (“domestic securities’) and securities it desires to be held outside the United States (“foreign securities”), Each Fund on behalf of its Portfolio(s) agrees to deliver to the Custodian all securities and cash of such Portfolios, and all payments of income, payments of principal or capital distributions received by it with respect to all securities owned by such Portfolio(s) from time to time, and the cash consideration received by it for such new or treasury shares of beneficial interest of each Fund representing interests in its Portfolios (“Shares”) as may be issued or sold from time to time. The Custodian shall not be responsible for any property of a Portfolio held or received by the Portfolio and not delivered to the Custodian. Upon receipt of “Proper Instructions” (as such term is defined in Section 6 hereof), the Custodian shall on behalf of the applicable Portfolio(s) from time to time employ one or more sub-custodians located in the United States, but only ix’ accordance with an applicable vote by the board of directors or the board of trustees of the applicable Fund (as appropriate and in each case, the “Board”). The Custodian may employ as sub-custodian for each Fund’s foreign securities on behalf of the applicable Portfolio(s) the foreign banking institutions and foreign securities depositories designated in Schedules A and B hereto but only in accordance with the applicable provisions of Sections 3 and 4. The Custodian shall have no more or less responsibility or liability to the Fund on account of any actions or omissions of any sub-custodian so employed than any such sub-custodian has to the Custodian. SECTION 2. DUTIES OF THE CUSTODIAN WITH RESPECT TO PROPERTY OF THE FUND HELD BY THE CUSTODIAN IN THE UNITED STATES SECTION 2.1 HOLDING SECURITIES. The Custodian shall hold and physically segregate for the account of each Portfolio all non-cash property to be held by it in the United States, including all domestic securities owned by such Portfolio other than securities which are maintained pursuant to Section 2,8 in a clearing agency which acts us a securities depository or in a book-entry system authorized by the U.S. Department of the Treasury (each, a “US. Securities System”). SECTION 2.2 DELIVERY OF SECURITIES. The Custodian shall release and deliver domestic securities owned by a Portfolio held by the Custodian or in a U.S. Securities System account of the Custodian only upon receipt of Proper Instructions on behalf of the applicable Portfolio, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases: I) Upon sale of such securities for the account of the Portfolio and receipt of payment therefor; 2) Upon the receipt of payment in connection with any repurchase agreement related to such securities entered into by the Portfolio;3) In the case of a sale effected through a U.S. Securities System, in accordance with the provisions of Section 2.8 hereof; 4) To the depository agent in connection with tender or other similar offers for securities of the Portfolio; 5) To the issuer thereof or its agent when such securities are called, redeemed, retired or otherwise become payable; provided that, in any such case, the cash or other consideration is to be delivered to the Custodian; 6) To the issuer thereof, or its agent, for transfer into the name of the Portfolio or into the name of any nominee or nominees of the Custodian or into the name or nominee name of any agent appointed pursuant to Section 2.7 or into the name or nominee name of any sub-custodian appointed pursuant to Section 1; or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units; provided that, in any such case, the new securities are to be delivered to the Custodian; 7) Upon the sale of such securities for the account of the Portfolio, to the broker or its clearing agent, against a receipt, for examination in accordance with “street 2 delivery” custom; provided that in any such case, the Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Custodian’s own negligence or willful misconduct; R) For exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian; 9) In the case of warrants, rights or similar securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian; 10) For delivery in connection with any loans of securities made by the Portfolio, but only against receipt of adequate collateral as agreed upon from time to time by the Custodian and the Fund on behalf of the Portfolio, which may be in the form of cash or obligations issued by the United States government, its agencies or instrumentalities, except that in connection with any loans for which collateral is to be credited to the Custodian’s account in the book-entry system authorized by the U.S. Department of the Treasury, the Custodian will not be held liable or responsible for the delivery of securities owned by the Portfolio prior to the receipt of such collateral; 11) For delivery as security in connection with any borrowing by the Fund on behalf of the Portfolio requiring a pledge of assets by the Fund on behalf of the Portfolio, but only against receipt of amounts borrowed; 12) For delivery in accordance with the provisions of any agreement among the Fund on behalf of the Portfolio, the Custodian and a broker-dealer registered under the Securities Exchange Act of 1934 (the “Exchange Act’) and a member of The National Association of Securities Dealers, Inc. C’NASD”), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange, or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Portfolio of the Fund; 13) For delivery in accordance with the provisions of any agreement among the Fund on behalf of the Portfolio, the Custodian, and a futures commission merchant registered under the Commodity Exchange Act, relating to compliance with the rifles of the Commodity Futures Trading Commission (“CFTC”) and/or any contract market, or any similar organization or organizations, regarding account deposits in connection with transactions by the Portfolio of the Fund; 3

14) Upon receipt of instructions from the transfer agent for the Fund (the “Transfer Agent”) for delivery to such Transfer Agent or to the holders of Shares in connection with distributions in kind, as may be described from time to time in the currently effective prospectus and statement of additional information of the Fund related to the Portfolio (the “Prospectus’”.), in satisfaction of requests by holders of Shares for repurchase or redemption; and 15) For any other proper purpose, but fly upon receipt of Proper Instructions from the Fund on behalf of the applicable Portfolio specifying the securities of the Portfolio to be delivered, setting forth the purpose for which such delivery is to be made, declaring such purpose to be a proper purpose, and naming the person or persons to whom delivery of such securities shall be made. SECTION 2.3 REGISTRATION OF SECURITIES. Domestic securities held by the Custodian (other than bearer securities) shall be registered in the name of a Portfolio or in the name of any nominee of a Fund on behalf of a Portfolio or of any nominee of the Custodian which nominee shall be assigned exclusively to a Portfolio, unless a Fund has authorized in writing the appointment of a nominee to be used in common with other registered investment companies having the same investment adviser as the Portfolio, or in the name or nominee name of any agent appointed pursuant to Section 2.7 or in the name or nominee name of any sub-custodian appointed pursuant to Section 1. All securities accepted by the Custodian on behalf of a Portfolio under the terms of this Agreement shall be in “street name” or other good delivery form. If, however, a Fund directs the Custodian to maintain securities in “street name”, the Custodian shall utilize its best efforts only to timely collect income due the Fund on such securities and to notify the Fund on a best efforts basis only of relevant corporate actions including, without limitation, pendency of calls, maturities, tender or exchange offers. SECTION 2.4 BANK ACCOUNTS. The Custodian shall open and maintain a separate bank account or accounts in the United States in the name of each Portfolio of each Fund, subject only to draft or order by the Custodian acting pursuant to the terms of this Agreement, and shall hold in such account or accounts, subject to the provisions hereof, all cash received by it from or for the account of the Portfolio, other than cash maintained by the Portfolio in a bank account established and used in accordance with Rule 1 7f-3 under the Investment Company Act of 1940, as amended. (the “1940 Act”). Funds held by the Custodian for a Portfolio may be deposited by it to its credit as Custodian in the banking department of the Custodian or in such other banks or trust companies as it may in its discretion deem necessary or desirable; provided, however, that every such bank or mist company shall be qualified to act as a custodian under the 1940 Act and that each such bank or trust company and the hands to be deposited with each such bank or trust company shall on behalf of each applicable Portfolio be approved by vote of a majority of the Board. Such hands shall be deposited by the Custodian in its capacity as Custodian and shall be withdrawable by the Custodian only in that capacity. SECTION 2.5 COLLECTION OF INCOME. Subject to the provisions of Section 2.3, the Custodian shall collect on a timely basis all income and other payments with respect to registered domestic securities held hereunder to which each Portfolio shall be entitled either by law or pursuant to custom in the securities business, and shall collect on a timely basis all income and 4 other payments with respect to bearer domestic securities if, on the date of payment by the issuer, such securities are held by the Custodian or its agent thereof and shall credit such income, as collected, to such Portfolio’s custodian account. Without limiting the generality of the foregoing, the Custodian shall detach and present for payment all coupons and other income items requiring presentation as and when they become due and shall collect interest when due on securities held hereunder. Income due each Portfolio on securities loaned pursuant to the provisions of Section 2.2 (10) shall be the responsibility of the applicable Fund. The Custodian will have no duty or responsibility in connection therewith, other than to provide the Fund with such information or data as may be necessary to assist the Fund in arranging for the timely delivery to the Custodian of the income to which the Portfolio is properly entitled. SECTION 2.6 PAYMENT OF FUND MONIES. Upon receipt of Proper Instructions on behalf of the applicable Portfolio, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out monies of a Portfolio in the following cases only: I) Upon the purchase of domestic securities, options, futures contracts or options on futures contracts for the account of the Portfolio but only (a) against the delivery of such securities or evidence of title to such options, futures contracts or options on futures contracts to the Custodian (or any bank, banking firm or trust company doing business in the United States or abroad which is qualified under the 1940 Act to act as a custodian and has been designated by the Custodian as its agent for this purpose) registered in the name of the Portfolio or in the name of a nominee of the Custodian referred to in Section 2.3 hereof or in proper form for transfer; (b) in the case of a purchase effected through a U.S. Securities System, in accordance with the conditions set forth in Section 2.8 hereof; (c) in the case of repurchase agreements entered into between the Fund on behalf of the Portfolio and the Custodian, or another bank, or a broker-dealer which is a member of NASD, (i) against delivery of the securities either in. certificate form or through an entry crediting the Custodian’s account at the Federal Reserve Bank with such securities or (ii) against delivery of the receipt evidencing purchase by the Portfolio of securities owned by the Custodian along with written evidence of the agreement by the Custodian to repurchase such securities from the Portfolio; or (d) for transfer to a time deposit account of the Fund in any bank, whether domestic or foreign; such transfer may be effected prior to receipt of a confirmation from a broker and/or the applicable bank pursuant to Proper Instructions from the Fund as defined herein; 2) In connection with conversion, exchange or surrender of securities owned by the Portfolio ag set forth in Section 2.2 hereof; 3) For the redemption or repurchase of Shares issued as set forth in Section 5 hereof; 4) For the payment of any expense or liability incurred by the Portfolio, including but not limited to the following payments for the account of the Portfolio: interest, taxes, management, accounting, transfer agent and legal fees, and operating expenses of the Fund whether or not such expenses are to be in whole 5 or part capitalized or treated as deferred expenses; 5) For the payment of any distributions on Shares declared pursuant to the governing documents of the Fund; 6) For payment of the amount of distributions received in respect of securities sold short; and 7) For any other proper purpose, but y upon receipt of Proper Instructions from the Fund on behalf of the Portfolio specifying the amount of such payment, setting forth the purpose for which such payment is to be made, declaring such purpose to be a proper purpose, and naming the person or persons to whom such payment is to be made. SECNON 2.7 APPOINTMENT OF AGENTS. The Custodian may at any time or times in its discretion appoint (and may at any time remove) any other bank or trust company which is itself qualified under the 1940 Act to act as a custodian, as its agent to carry out such of the provisions of this Section 2 as the Custodian may from time to time direct; provided, however, that the appointment of any agent shall not relieve the Custodian of its responsibilities or liabilities hereunder. SECTION 2.8 DEPOSIT OF FUND ASSETS IN U.S. SECURITIES SYSTEMS. The Custodian may deposit and/or maintain securities owned by a Portfolio in a U.S. Securities System subject to the following provisions: 1) The Custodian may keep securities of the Portfolio in a U.S. Securities System provided that such securities are represented in an account of the Custodian in the U.S. Securities System (the “US. Securities System Account’) which account shall not include any assets of the Custodian other than assets held as a fiduciary, custodian or otherwise for customers; 2) The records of the Custodian with respect to securities of the Portfolio which are maintained in a U.S. Securities System shall identify by book-entry those securities belonging to the Portfolio; 3) The Custodian shall pay for securities purchased for the account of the Portfolio upon (i) receipt of advice from the U.S. Securities System that such securities have been transferred to the U.S. Securities System Account, and (ii) the making of an entry on the records of the Custodian to reflect such payment and transfer for the account of the Portfolio. The Custodian shall transfer securities sold for the account of the Portfolio upon (i) receipt of advice from the U.S. Securities System that payment for such securities has been transferred to the U.S. Securities System Account, and (ii) the making of an entry on the records of the Custodian to reflect such transfer and payment for the account of the Portfolio. Copies of all advices from the U.S. Securities System of transfers of securities for the account of the Portfolio shall identify the Portfolio, be maintained for the Portfolio by the 6

Custodian and be provided to the Fund at its request. Upon request, the Custodian shall furnish the Fund on behalf of the Portfolio confirmation of each transfer to or from the account of the Portfolio in the form of a written advice or notice and shall furnish to the Fund on behalf of the Portfolio copies of daily transaction sheets reflecting each day’s transactions in the U.S. Securities System for the account of the Portfolio; 4) The Custodian shall provide the Fund with any report obtained by the Custodian on the U.S. Securities System’s accounting system, internal accounting control and procedures for safeguarding securities deposited in the U.S. Securities System; 5) Anything to the contrary in this Agreement notwithstanding, the Custodian shall be liable to the Fund for the benefit of the Portfolio for any loss or damage to the Portfolio resulting from use of the U.S. Securities System by reason of any negligence, misfeasance or misconduct of the Custodian or any of its agents or of any of its or their employees or from failure of the Custodian or any such agent to enforce effectively such rights as it may have against the U.S. Securities System; at the election of the Fund, it shall be entitled to be subrogated to the rights of the Custodian with respect to any claim against the 13.5. Securities System or any other person which the Custodian may have as a consequence of any such loss or damage if and to the extent that the Portfolio has not been made whole for any such less or damage. SECTION 2.9 SEGREGATED ACCOUNT. The Custodian shall upon receipt of Proper Instructions on behalf of each applicable Portfolio establish and maintain a segregated account or accounts for and on behalf of each such Portfolio, into which account or accounts may be transferred cash and or securities, including securities maintained in an account by the Custodian pursuant to Section 2.8 hereof, (i) in accordance with the provisions of any agreement among the applicable Fund on behalf of the Portfolio, the Custodian and a broker-dealer registered wider the Exchange Act and a member of the NASD (or any futures commission merchant registered under the Commodity Exchange Act), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange (or the CFTC or any registered contact market), or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Portfolio, (ii) for purposes of segregating cash or government securities in connection with options purchased, sold or written by the Portfolio or commodity futures contracts or options thereon purchased or sold by the Portfolio, (iii) for the purposes of compliance by the Portfolio with the procedures required by Investment Company Act Release No. 10666. or any subsequent release of the SEC. or interpretative opinion of the staff of the SEC, relating to the maintenance of segregated accounts by registered investment companies, and (Iv) for other proper trust purposes, but in the case of clause (iv), upon receipt of Proper Instructions from the Fund an behalf of the applicable Portfolio, setting forth the purpose or purposes of such segregated account and declaring such purpose(s) to be a proper purpose. SECTION 2.10 OWNERSHIP CERTIFICATES FOR TAX PURPOSES. The Custodian shall 7 execute ownership and other certificates and affidavits for all federal and state tax purposes in connection with receipt of income or other payments with respect to domestic securities of each Portfolio held by it and in connection with transfers of securities. SECTION 2.11 PROXIES. The Custodian shall, with respect to the domestic securities held hereunder, cause to be promptly executed by the registered holder of such securities, if the securities are registered otherwise than in the name of the Portfolio or a nominee of the Portfolio, all proxies, without indication of the manner in which such proxies are to be voted, and shall promptly deliver to the Portfolio such proxies, all proxy soliciting materials and all notices relating to such securities. SECTION 2.12 COMMUNICATIONS RELATJNC TO PORTFOLIO SECURITIES. Subject to the provisions of Section 2.3, the Custodian shall transmit promptly to the applicable Fund for each Portfolio all written information (including, without limitation, pendency of calls and maturities of domestic securities and expirations of rights in connection therewith and notices of exercise of call and put options written by the Fund on behalf of the Portfolio and the maturity of futures contracts purchased or sold by the Portfolio) received by the Custodian from issuers of the securities being held for the Portfolio. With respect to tender or exchange offers, the Custodian shall transmit promptly to the Portfolio all written information received by the Custodian from issuers of the securities whose tender or exchange is sought and from the party (or its agents) making the tender or exchange offer. If the Portfolio desires to take action with respect to any tender offer, exchange offer or any other similar transaction, the Portfolio shall notify the Custodian at least three business days prior to the date on which the Custodian is to take such action. SECTION 3. PROVISIONS RELATING TO RULES 17p-5 AND 17F-7 SECTION 3.1. DEFINITIONS. Capitalized terms in this Section 3 shall have the following meanings: “Country Risk” means all factors reasonably related to the systemic risk of holding Foreign Assets in a particular country including, but not limited to, such country’s political environment, economic and financial infrastructure (including any Eligible Securities Depository operating in the country), prevailing or developing custody and settlement practices, and laws and regulations applicable to the safekeeping and recovery of Foreign Assets held in custody in that country. “Eligible Foreign Custodian” has the meaning set forth in section (a)(1) of Rule I 7f-5, including a majority-owned or indirect subsidiary of a U.S. Bank (as defined in Rule l7f-5), a bank holding company meeting the requirements of an Eligible Foreign Custodian (as set forth in Rule 1 7f-5 or by other appropriate action of the U.S. Securities and Exchange Commission (the “SEC”):I, or a foreign branch of a Bank (as defined in Section 2(a)(5) of the 1940 Act) meeting the requirements of a custodian under Section 17(f) of the 1940 Act; the term does not include any Eligible Securities Depository. “Eligible Securities Depository” has the meaning set forth in section (b)(1) of Rule 1 7f-7. 8

“Foreign Assets” means any of the Portfolio’s investments (including foreign currencies) for which the primary market is outside the United States and such cash and cash equivalents as are reasonably necessary to effect the Portfolio’s transactions in such investments. “Foreign Custody Manager” has the meaning set forth in section (a)(2) of Rule 1 7f-5. ‘Rule .17f-5” means Rule 1 7f-5 promulgated under the 1940 Act. “Rule 17f- 7” means Rule 171-7 promulgated under the 1940 Act. SECTION 3.2. THE CUSTODIAN AS FOREIGN CUSTODY MANAGER. 3.2.1 DELEGATION TO THE CUSTODIAN AS FOREIGN CUSTODY MANAGER, The Fund, by resolution adopted by its Board, hereby delegates to the Custodian, subject to Section (b) of Rule 17f-5, the responsibilities set forth in this Section 3.2 with respect to Foreign Assets of the Portfolios held outside the United States, and the Custodian hereby accepts such delegation as Foreign Custody Manager with respect to the Portfolios. 3.2.2 COUNTRIES COVERED. The Foreign Custody Manager shall be responsible for performing the delegated responsibilities defined below only with respect to the countries and custody arrangements for each such county listed on Schedule A to this Agreement, which list of countries may be amended from time to time by the Fund with the agreement of the Foreign Custody Manager. The Foreign Custody Manager shall list on Schedule A the Eligible Foreign Custodians selected by the Foreign Custody Manager to maintain the assets of the Portfolios, which list of Eligible Foreign Custodians may be amended from time to time in the sole discretion of the Foreign Custody Manager. The Foreign Custody Manager will provide amended versions of Schedule A in accordance with Section 3.2.5 hereof. Upon the receipt by the Foreign Custody Manager of Proper Instructions to open an account or to place or maintain Foreign Assets in a country listed on Schedule A, and the fulfillment by the Fund, on behalf of the Portfolios, of the applicable account opening requirements for such country, the Foreign Custody Manager shall be deemed to have been delegated by the Board on behalf of the Portfolios responsibility as Foreign Custody Manager with respect to that country and to have accepted such delegation. Execution of this Agreement by the Fund shall be deemed to be a Proper Instruction to open an account, or to place or maintain Foreign Assets, in each county listed on Schedule A in which the Custodian has previously placed or currently maintains Foreign Assets pursuant to the terms of the Agreement. Following the receipt of Proper Instructions directing the Foreign Custody Manager to close the account of a Portfolio with the Eligible Foreign Custodian selected by the Foreign Custody Manager in a designated country, the delegation by the Board on behalf of the Portfolios to the Custodian as Foreign Custody Manager for that county shall be deemed to have been withdrawn and the Custodian shall immediately cease to be the Foreign Custody Manager of the Portfolios ‘with respect to that county. The Foreign Custody Manager may withdraw its acceptance of delegated responsibilities with respect to a designated country upon written notice to the Fund. Thirty days (or such longer 9 period to which the parties agree in writing) after receipt of any such notice by the Fund, the Custodian shall have no further responsibility as Foreign Custody Manager to the Fund with respect to the country as to which the Custodian’s acceptance of delegation is withdrawn. 3.2.3 SCOPE OF DELEGATED RESPONSIBILITIES: (a) SELECTION OF ELIGIBLE FOREIGN CUSTODIANS. Subject to the provisions of this Section 3.2, the Foreign Custody Manager may place and maintain the Foreign Assets in the care of the Eligible Foreign Custodian selected by the Foreign Custody Manager in each country listed on Schedule A, as amended from time to time. In performing its delegated responsibilities as Foreign Custody Manager to place or maintain Foreign Assets with an Eligible Foreign Custodian, the Foreign Custody Manager shall determine that the Foreign Assets will be subject to reasonable care, based on the standards applicable to custodians in the country in which the Foreign Assets will be held by that Eligible Foreign Custodian, after considering all factors relevant to the safekeeping of such assets, including, without limitation the factors specified in Rule 17f-5(c)(l), (b) CONTRACTS WITH ELIGIBLE FOREIGN CUSTODIANS. The Foreign Custody Manager shall determine that the contract governing the foreign custody arrangements with each Eligible Foreign Custodian selected by the Foreign Custody Manager will satisfy the requirements of Rule 1 7f-5(c)(2). (c) MOMTORING. In each case in which the Foreign Custody Manager maintains Foreign Assets with an Eligible Foreign Custodian selected by the Foreign Custody Manager, the Foreign Custody Manager shall establish a system to monitor in accordance with Rule 1 7f-(c)(3), (i) the appropriateness of maintaining the Foreign Assets with such Eligible Foreign Custodian and (ii) the contract governing the custody arrangement established by the Foreign Custody Manager with the Eligible Foreign Custodian. In the event the Foreign Custody Manager determines that the custody arrangements with an Eligible Foreign Custodian it has selected are no longer appropriate, the Foreign Custody Manager shall notify the Board in accordance with Section 3.2.5 hereunder, 3.2.4 GUIDELINES FOR THE EXERCISE OF DELEGATED AUTHORITY. For purposes of this Section 3.2, the Board shall be deemed to have considered and determined to accept such County Risk as is incurred by placing and maintaining the Foreign Assets in each country for which the Custodian is serving as Foreign Custody Manager of the Portfolios. 3.2.5 REPORTING REQUIREMENTS, The Foreign Custody Manager shall report the withdrawal of the Foreign Assets from an Eligible Foreign Custodian and the placement of such Foreign Assets with another Eligible Foreign Custodian by providing to the Board an amended Schedule A at the end of the calendar quarter in which an amendment to such Schedule has occurred. The Foreign Custody Manager shall make written reports notifying the Board of any other material change in the foreign custody arrangements of the Portfolios described in this Section 3.2 after the occurrence of the material change. 3.2.6 STANDARD OF CA AS FOREIGN CUSTODY MANAGER OF A PORTFOLIO. In 10

performing the responsibilities delegated to it, the Foreign Custody Manager agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of assets of management investment companies registered under the 1940 Act would exercise. 3.2,7 REPRESENTATIONS WITH RESPECT TO RULE I 7F-5. The Foreign Custody Manager represents to the Fund that it is a U.S. Bank as defined in section (a)(7) of Rule 17f-5. The Fund represents to the Custodian that the Board has determined that it is reasonable for the Board to rely on the Custodian to perform the responsibilities delegated pursuant to this Contract to the Custodian as the Foreign Custody Manager of the Portfolios. 3.2.8 EFFECTIVE DATE AND TERMINATION OF THE CUSTODIAN AS FOREIGN CUSTODY MANAGER. The Board’s delegation to the Custodian as Foreign Custody Manager of the Portfolios shall be effective as of the date hereof and shall remain in effect until terminated at any time, without penalty, by written notice from the terminating party to the non-terminating party. Termination will become effective thirty (30) days after receipt by the non-terminating party of such notice. The provisions of Section 3.2.2 hereof shall govern the delegation to and termination of the Custodian as Foreign Custody Manager of the Portfolios with respect to designated countries. SECTION 3,3 ELIGIBLE SECURITIES DEPOSITORIES. 3.3,1 ANALYSIS AND MONITORING. The Custodian shall (a) provide the Fund (or its duly-authorized investment manages or investment adviser) with an analysis of the custody risk’; associated with maintaining assets with the Eligible Securities Depositories set forth on Schedule B hereto in accordance with section (a)(1)(i)(A) of Rule 1 7f-7, and (b) monitor such risks on a continuing basis, and promptly notify the Fund (or its duly-authorized investment manager or investment adviser) of any material change in such risks, in accordance with section (a)(1)(i)(B) of Rule l7f-7. 3.3.2 STANDARD OF CARE. The Custodian agrees to exercise reasonable care, prudence and diligence in performing the duties set forth in Section 3.3.1. SECTION 4. DUTIES OF THE CUSTODIAN WITH RESPECT TO PROPERTY OF THE PORTFOLIOS HELD OUTSIDE THE UNITED STATES SECTION 4.1 DEFJNITIONS. Capitalized terms in this Section 4 shall have the following meanings; “Foreign Securities System” means an Eligible Securities Depository listed on Schedule B hereto. “Foreign Sub-Custodian” means a foreign banking institution sewing as an Eligible Foreign Custodian. SECTION 4.2. HOLDING SECURITIES. The Custodian shall identify on its books as 11 belonging to the Portfolios the foreign securities held by each Foreign Sub-Custodian or Foreign Securities System. The Custodian may hold foreign securities for all of its customers, including the Portfolios, with any Foreign Sub-Custodian in an account that is identified as belonging to the Custodian for the benefit of its customers, provided however, that (1) the records of the Custodian with respect to foreign securities of the Portfolios which are maintained in such account shall identify those securities as belonging to the Portfolios and (ii), to the extent permitted and customary in the market in which the account is maintained, the Custodian shall require that, securities so held by the Foreign Sub-Custodian be held separately from any assets of such Foreign Sub-Custodian or of other customers of such Foreign Sub-Custodian. SECTION 4.3. FOREIGN SECURITIES SYSTEMS. Foreign securities shall be maintained in a Foreign Securities System in a designated country through arrangements implemented by the Custodian or a Foreign Sub-Custodian, as applicable, in such country. SECTION 4.4. TRANSACTIONS IN FOREIGN CUSTODY ACCOUNT. 4.4.1. DELIVERY OF FOREIGN ASSETS. The Custodian or a Foreign Sub- Custodian shall release and deliver foreign securities of the Portfolios held by the Custodian or such Foreign Sub-Custodian, or in a Foreign Securities System account, only upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases; (i) upon the sale of such foreign securities for the Portfolio in accordance with commercially reasonable market practice in the country where such foreign securities are held or traded, including, without limitation: (A) delivery against expectation of receiving later payment; or (B) in the case of a sale effected through a Foreign Securities System, in accordance with the rules governing the operation of the Foreign Securities System; (ii) in connection with any repurchase agreement related to foreign securities; (iii) to the depository agent in connection with tender or other similar offers for foreign securities of the Portfolios; (iv) to the issuer thereof or its agent when such foreign securities are called, redeemed, retired or otherwise become payable; (v) to the issuer thereof, or its agent for transfer into the name of the Custodian (or the name of the respective Foreign Sub-Custodian or of any nominee of the Custodian or such Foreign Sub-Custodian) or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units; (vi) to brokers, clearing banks or other clearing agents for examination or trade execution in accordance with market custom; provided that in any such case the Foreign Sub-Custodian shall have no responsibility or liability for any loss arising 12 from the delivery of such securities prior to receiving payment for such securities except as may arise from the Foreign Sub-Custodian’s own negligence or willful misconduct; (vii) for exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement; (viii,) in the case of warrants, rights or similar foreign securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities; (ix) for delivery as security in connection with any borrowing by the Portfolios requiring a pledge of assets by the Portfolios; (x) in connection with trading in options and futures contracts, including delivery as original margin and variation margin; (xi) in connection with the lending of foreign securities; and (xii) for any other purpose, but only upon receipt of Proper Instructions specifying the foreign securities to be delivered and naming the person or persons to whom delivery of such securities shall be made. 4.4.2. PAYMENT of portfolio MONIES. Upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out, or direct the respective Foreign Sub-Custodian or the respective Foreign Securities System to pay out, monies of a Portfolio in the following cases only: upon the purchase of foreign securities for the Portfolio, unless otherwise directed by Proper Instructions, by (A) delivering money to the seller thereof or to a dealer therefor (or an agent for such seller or dealer) against expectation of receiving later delivery of such foreign securities; or (B) in the case of a purchase effected through a Foreign Securities System, in accordance with the rules governing the operation of such Foreign Securities System; (ii) in connection with the conversion, exchange or surrender of foreign securities of the Portfolio; (iii) for the payment of any expense or liability of the Portfolio, including but not limited to the following payments: interest, taxes, investment advisory fees, transfer agency fees, fees under this Contract, legal fees, accounting fees, and other operating expenses; (iv) for the purchase or sale of foreign exchange or foreign exchange contracts for the 13

Portfolio, including transactions executed with or through the Custodian or its Foreign Sub-Custodians; (v) in connection with trading in options and futures contracts, including delivery as original margin and variation margin; (vi) for payment of part or all of the dividends received in respect of securities sold short; (vii) in connection with the borrowing or lending of foreign securities; and (viii) for any other purpose, but only upon receipt of Proper Instructions specifying the amount of such payment and naming the person or persons to whom such payment is to be made. 4.4.3, MARKET CONDITIONS. Notwithstanding any provision of this Agreement to the contrary, settlement and payment for Foreign Assets received for the account of the Portfolios and delivery of Foreign Assets maintained for the account of the Portfolios may be effected in accordance with the customary established securities trading or processing practices and procedures in the country or market in which the transaction occurs, including, without limitation, delivering Foreign Assets to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) with the expectation of receiving later payment for such Foreign Assets from such purchaser or dealer. The Custodian shall provide to the Board the information with respect to custody and settlement practices in countries in which the Custodian employs a Foreign Sub-Custodian, including without limitation information relating to Foreign Securities Systems, described on Schedule C hereto at the time or times set forth on such Schedule. The Custodian may revise Schedule C from time to time, provided that no such revision shall result in the Board being provided with substantively less information than had been previously provided hereunder. SECFION 4.5, REGISTRATION CF FOREIGN SECURITIES. The foreign securities maintained in the custody of a Foreign Sub-Custodian (other than bearer securities) shall be registered in the name of the applicable Portfolio or in the name of the Custodian or in the name of any Foreign Sub-Custodian or in the name of any nominee of the foregoing, and the Fund on behalf of such Portfolio agrees to hold any such nominee harmless from any liability as a holder of record of such foreign securities. The Custodian or a Foreign Sub-Custodian shall not be obligated to accept securities on behalf of a Portfolio under the terms of this Contract unless the form of such securities and the manner in which they are delivered are in accordance with reasonable market practice. SECTION 4.6 BANK ACCOUNTS. The Custodian shall identify on its books as belonging to the Fund cash (including cash denominated in foreign currencies) deposited with the Custodian. Where the Custodian is unable to maintain, or market practice does not facilitate the maintenance of, cash on the books of the Custodian, a bank account or bank accounts shall be opened and maintained outside the United States on behalf of a Portfolio with a Foreign Sub- 14

Custodian. All accounts referred to in this Section shall be subject only to draft or order by the Custodian (or, if applicable, such Foreign Sub-Custodian) acting pursuant to the terms of this Agreement to hold cash received by or from or for the account of the Portfolio. Cash maintained on the books of the Custodian (including its branches, subsidiaries and affiliates), regardless of currency denomination, is maintained in bank accounts established under, and subject to the laws of, The Commonwealth of Massachusetts. SECTION 4.7. COLLECTION OF INCOME The Custodian shall use reasonable commercial efforts to collect all income and other payments with respect to the Foreign Assets held hereunder to which the Portfolios shall be entitled and shall credit such income, as collected, to the applicable Portfolio In the event that extraordinary measures are required to collect such income, the Fund and the Custodian shall consult as to such measures and as to the compensation and expenses of the Custodian relating to such measures, SECTION 4.8 SHAREHOLDER RIGHTS. With respect to the foreign securities held pursuant to this Section 4, the Custodian will use reasonable commercial efforts to facilitate the exercise of voting and other shareholder rights, subject always to the laws, regulations and practical constraints that may exist in the country where such securities are issued. The Fund acknowledges that local conditions, including lack of regulation, onerous procedural obligations, lack of notice and other factors may have the effect of severely limiting the ability of the Fund to exercise shareholder rights. SECTION 4.9. COMMUNICATIONS RELATING TO FOREIGN SECURITIES. The Custodian shall transmit promptly to the Fund written information with respect to materials received by the Custodian via the Foreign Sub-Custodians from issuers of the foreign securities being held for the account of the Portfolios (including, without limitation, pendency of calls and maturities of foreign securities and expirations of rights in connection therewith). With respect to tender or exchange offers, the Custodian shall transmit promptly to the Fund written information with respect to materials so received by the Custodian from issuers of the foreign securities whose tender or exchange is sought or from the parry (or its agents) making the tender or exchange offer. The Custodian shall not be liable for any untimely exercise of any tender, exchange or other right or power in connection with foreign securities or other property of the Portfolios at any time held by it unless (i) the Custodian or the respective Foreign Sub-Custodian is in actual possession of such foreign securities or property and (ii) the Custodian receives Proper Instructions with regard to the exercise of any such right or power, and both (1) and (ii) occur at least three business days prior to the date on which the Custodian is to take action to exercise such right or power. SECTION 4.10. LIABILITY OF FOREIGN SUB-CUSTODIANS. Each agreement pursuant to which the Custodian employs a Foreign Sub-Custodian shall, to the extent possible, require the Foreign Sub-Custodian to exercise reasonable care in the performance of its duties, and to indemnify, and hold harmless, the Custodian from and against any loss, damage, cost, expense, liability or claim arising out of or in connection with the Foreign Sub-Custodian’s performance of such obligations. At the Fund’s election, the Portfolios shall be entitled to be subrogated to the rights of the Custodian with respect to any claims against a Foreign Sub-Custodian as a consequence of any such loss, damage, cost, expense, liability or claim if and to the extent that 15 the Portfolios have not been made whole for any such loss, damage, cost, expense, liability or claim. SECTION 4.11 TAX LAW. The Custodian shall have no responsibility or liability for any obligations now or hereafter imposed on the Fund, the Portfolios or the Custodian as custodian of the Portfolios by the tax law of the United States or of any state or political subdivision thereof. It shall be the responsibility of the Fund to notify the Custodian of the obligations imposed on the Fund with respect to the applicable Portfolio(s) or the Custodian as custodian of the applicable Portfolio(s) by the tax law of countries other than those mentioned in the above sentence, including responsibility for withholding and other taxes, assessments or other governmental charges, certifications and governmental reporting. The sole responsibility of the Custodian with regard to such tax law shall be to use reasonable efforts to assist the Fund with respect to any claim for exemption or refund under the tax law of countries for which the Fund has provided such information. SECTION 4.12. LIABILITYOF CUSTODIAN. Except as may arise from the Custodian’s own negligence Cr willful misconduct or the negligence or willful misconduct of a Sub-Custodian, the Custodian shall be ‘without liability to the Fund for any loss, liability, claim or expense resulting from or caused by anything which is part of Country Risk, The Custodian shall be liable for the acts or omissions of a Foreign Sub-Custodian to the same extent as set forth with respect to sub-custodians generally in the Agreement and, regardless of whether assets are maintained in the custody of a Foreign Sub-Custodian or a Foreign Securities System, the Custodian shall not be liable for any loss, damage, cost, expense, liability or claim resulting from nationalization, expropriation, currency restrictions, or acts of war or terrorism, or any other loss where the Sub-Custodian has otherwise acted with reasonable care. SECTION 5. PAYMENTS FOR SALES OR R.EPURCHASES OR REDEMPTIONS OF SHARES The Custodian shall receive from the distributor for the Shares or from the Transfer Agent and deposit into the account of the appropriate Portfolio such payments as are received for Shares thereof issued or sold from time to time by the applicable Fund. The Custodian will provide timely notification to such Fund on behalf of each such Portfolio and the Transfer Agent of any receipt by it of payments for Shares of such Portfolio. From such finds as may be available for the purpose, the Custodian shall, upon receipt of instructions from the Transfer Agent, make funds available for payment to holders of Shares who have delivered to the Transfer Agent a request for redemption or repurchase of their Shares. In connection with the redemption or repurchase of Shares, the Custodian is authorized upon receipt of instructions from the Transfer Agent to wire funds to or through a commercial bank designated by the redeeming shareholders. In connection with the redemption or repurchase of Shares, the Custodian shall honor checks drawn on the Custodian by a holder of Shares, which checks have been furnished by a Fund to the holder of Shares, when presented to the Custodian in accordance with such procedures and controls as are mutually agreed upon from time to time between a Fund and the Custodian. 16

SECTION 6. PROPER INSTRUCTIONS Proper Instructions as used throughout this Agreement means a writing signed or initialed by two or more persons as the applicable Board shall have from time to time authorized. Each such writing shall set forth the specific transaction or type of transaction involved, including a specific statement of the purpose for which such action is requested. Oral instructions will be considered Proper Instructions if the Custodian reasonably believes them to have been given by two or more persons authorized to give such instructions with respect to the transaction involved. Each Fund shall cause all oral instructions to be confirmed in writing. Proper Instructions may include communications effected directly between electro-mechanical or electronic devices provided that each Fund and the Custodian agree to security procedures, including but not limited to, the security procedures selected by the applicable Fund in the Funds Transfer Addendum attached hereto. For purposes of this Section, Proper Instructions shall include instructions received by the Custodian pursuant to any three-party agreement which requires a segregated asset account in accordance with Section 2.10. SECTION 7. ACTIONS PERMITTED WITHOUT EXPRESS AUTHORITY The Custodian may in its discretion, without express authority from the Fund on behalf of each applicable Portfolio: 1) make payments to itself or others for minor expenses of handling securities or other similar items relating to its duties under this Agreement, provided that all such payments shall be accounted for to the Fund on behalf of the Portfolio; 2) surrender securities in temporary form for securities in definitive form; 3) endorse for collection, in the name of the Portfolio, checks, drafts and other negotiable instruments; and 4) in general, attend to all non-discretionary details in connection with the sale, exchange, substitution, purchase, transfer and other dealings with the securities and property of the Portfolio except as otherwise directed by the applicable Board. SECTION 8. EVIDENCE OF AUTHORIY The Custodian shall be protected in acting upon any instructions, notice, request, consent, certificate or other instrument or paper believed by it to be genuine and to have been properly executed by or on behalf of the applicable Fund. The Custodian may receive and accept a copy of a resolution certified by the Secretary or an Assistant Secretary of a Fund (“Certified Resolution”) as conclusive evidence (a) of the authority of any person to act in accordance with such resolution or (b) of any determination or of any action by the applicable Board as described in such resolution, and such resolution may be considered as in Ml force and effect until receipt by the Custodian of written notice to the contrary. 17

SECTION 9. DUTIES OF CUSTODIAN WITH RESPECT TO THE BOOKS OF ACCOUNT AND CALCULATION OF NET ASSET VALUE AND NET INCOME The Custodian shall cooperate with and supply necessary information to the entity or entities appointed by the applicable Board to keep the books of account of each Portfolio and/or compute the net asset value per Share of the outstanding Shares or, if directed in writing to do so by the applicable Fund on behalf of the Portfolio, shall itself keep such books of account and/or compute such net asset value per Share. If so directed, the Custodian shall also calculate daily the net income of the Portfolio as described in the Prospectus and shall advise the Fund and the Transfer Agent daily of the total amounts of such net income and, if instructed in writing by an officer of the Fund to do so, shall advise the Transfer Agent periodically of the division of such net income among its various components. The calculations of the net asset value per Share and the daily income of each Portfolio shall be made at the time or times described from time to fine in the Prospectus. SECTION 10. RECORDS The Custodian shall with respect to each Portfolio create and maintain all records relating to its activities and obligations under this Agreement in such manner as will meet the obligations of the applicable Fund under the 1940 Act, with particular attention to Section 31 thereof and Rules 31 a-i and 31 a-2 thereunder. All such records shall be the property of the Fund and shall at all times during the regular business hours of the Custodian be open for inspection by duly authorized officers, employees or agents of the Fund and employees and agents of the SEC. The Custodian shall, at the request of the applicable Fund, supply such Fund with a tabulation of securities owned by each Portfolio and held by the Custodian and shall, when requested to do so by the Fund and for such compensation as shall be agreed upon between the Fund and the Custodian, include certificate numbers in such tabulations. SECTION 11. OPINION OF FUND’S INDEPENDENT ACCOUNTANT The Custodian shall take all reasonable action, as the applicable Fund on behalf of each Portfolio may from time to time request, to obtain from year to year favorable opinions from such Fund’s independent accountants with respect to its activities hereunder in connection with the preparation of a Fund’s Form N-IA, and Form N-SAR or other annual reports to the SEC and with respect to any other requirements thereof. SECTION 12. REPORTS TO FUND BY INDEPENDENT PUBLIC ACCOUNTANTS The Custodian shall provide the applicable Fund, on behalf of each of the Portfolios at such times as the Fund may reasonably require, with reports by independent public accountants on the accounting system, internal accounting control and procedures for safeguarding securities, futures contracts and options on futures contracts, including securities deposited and/or maintained in a U.S. Securities System or a Foreign Securities System, relating to the services provided by the Custodian under this Agreement; such reports, shall be of sufficient scope and in sufficient detail, as may reasonably be required by the Fund to provide reasonable assurance that any material, inadequacies would be disclosed by such examination, and, if there are no such 18 inadequacies, the reports shall so state. SECTION 13. COMPENSATION OF CUSTODIAN The Custodian shall be entitled to reasonable compensation for its services and expenses as Custodian, as agreed upon from time to time between each Fund on behalf of each applicable Portfolio and the Custodian. SECTI0N 14. RESPONSIBILITY OF CUSTODIAN So long as and to the extent that it is in the exercise of reasonable care, the Custodian shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received by it or delivered by it pursuant to this Agreement and shall be held harmless in acting upon any notice, request, consent, certificate or other instrument reasonably believed by it to be genuine and to be signed by the proper party or parties, including any futures commission merchant acting pursuant to the terms of a three-party futures or options agreement. The Custodian shall be held to the exercise of reasonable care in carrying out the provisions of this Agreement, but shall be kept indemnified by and shall be without liability to any Fund for any action taken or omitted by it in good faith without negligence. It shall be entitled to rely on and may act upon advice of counsel (who may be counsel for a Fund) on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice. Except as may arise from the Custodian’s own negligence or willful misconduct or the negligence or willful misconduct of a subcustodian, the Custodian shall be without liability to any Fund or Portfolio for any loss, liability, claim or expense resulting from or caused by anything which is (A) part of Country Risk (as defined in Section 3 hereof), including without limitation nationalization, expropriation, currency restrictions, or acts of war, revolution, riots or terrorism, or (B) part of the “prevailing country risk” of the Portfolios, as such term is used in SEC Release Nos. IC-22658; IS-1080 (May 12, 1997) or as such term or other similar terms are now or in the future interpreted by the SEC or by the staff of the Division of Investment Management thereof. Except as may arise from the Custodian’s own negligence or willful misconduct or the negligence or willful misconduct of a sub-custodian or agent, the Custodian shall be without liability to any Fund for any loss, liability, claim or expense resulting from or caused by; (i) events or circumstances beyond the reasonable control of the Custodian or any sub-custodian or Securities System or any agent or nominee of any of the foregoing, including, without limitation, the interruption, suspension or restriction of trading on or the closure of any securities market, power or other mechanical or technological failures or interruptions, computer viruses or communications disruptions, work stoppages, natural disasters, or other similar events or acts; (ii) errors by any Fund or any Investment Advisor in their instructions to the Custodian provided such instructions have been in accordance with this Agreement; (iii) the insolvency of or acts or omissions by a Securities System; (iv) any delay or failure of any broker, agent or intermediary, central bank or other commercially prevalent payment or clearing system to deliver to the Custodian’s sub-custodian or agent securities purchased or in the remittance or payment made in connection with securities sold; (v) any delay or failure of any company, corporation, or other body in charge of registering or transferring securities in the name of the Custodian, any Fund, the Custodian’s sub-custodians, nominees or agents or any consequential losses arising out of 19 such delay or failure to transfer such securities including non-receipt of bonus, dividends and rights and other accretions or benefits; (vi) delays or inability to perform its duties due to any disorder in market infrastructure with respect to any particular security or Securities System; and (vii) any provision of any present or future law or regulation or order of the United States of America, or any state thereof, or any other country, or political subdivision thereof or of any court of competent jurisdiction. The Custodian shall be liable for the acts or omissions of a Foreign Sub-Custodian (as defined in Section 4 hereof) to the same extent as set forth with respect to sub-custodians generally in this Agreement. Ifs Fund on behalf of a Portfolio requires the Custodian to take any action with respect to securities, which action involves the payment of money or which action may, in the opinion of the Custodian, result in the Custodian or its nominee assigned to the Fund or the Portfolio being liable for the payment of money or incurring liability of some other form, such Fund on behalf of the Portfolio, as a prerequisite to requiring the Custodian to take such action, shall provide indemnity to the Custodian in an amount and form satisfactory to it. If a Fund requires the Custodian, its affiliates, subsidiaries or agents, to advance cash or securities for any purpose (including but not limited to securities settlements, foreign exchange contracts and assumed settlement) or in the event that the Custodian or its nominee shall incur or be assessed any taxes, charges, expenses! assessments, claims or liabilities in connection with the performance of this Agreement, except such as may arise from its or its nominee’s own negligent action, negligent failure to act or willful misconduct, any property at any time held for the account of the applicable Portfolio shall be security therefor and should the Fund fail to repay the Custodian promptly, the Custodian shall be entitled to utilize available cash and to dispose of such Portfolio’s assets to the extent necessary to obtain reimbursement. In no event shall the Custodian be liable for indirect, special or consequential damages. SECTION 15. EFFECTIVE PERIOD, TERMINATION AND AMENDMENT This Agreement shall become effective as of its execution, shall continue in full force and effect until terminated as hereinafter provided, may be amended at any time by mutual agreement of all parties hereto affected thereby and may be terminated with respect to any party by such party by an instrument in writing delivered or mailed, postage prepaid to the other parties, such termination to take effect not sooner than sixty (60) days after the date of such delivery or mailing; provided, however, that each Fund shall not amend or terminate this Agreement in contravention of any applicable federal or state regulations, or any provision of the Fund’s Declaration of Trust or Articles of Incorporation, as appropriate, and further provided, that each Fund on behalf of one or more of the Portfolios may at any time by action of its Board (i) substitute another bank or trust company for the Custodian by giving notice as described above to the Custodian, or (ii) immediately terminate this Agreement in the event of the appointment of a conservator or receiver for the Custodian by the Comptroller of the Currency or upon the happening of a like event at the direction of an appropriate regulatory agency or court of competent jurisdiction. 20

Upon termination of the Agreement with respect to any Portfolio, such Fund on behalf of each applicable Portfolio shall pay to the Custodian such compensation as may be due as of the date of such termination and shall likewise reimburse the Custodian for its costs, expenses and disbursements. SECTION 16. SUCCESSOR CUSTODIAN If a successor custodian for one or more Funds or Portfolios shall be appointed by the applicable Board, the Custodian shall, upon termination with respect to the applicable Fund or Portfolio, deliver to such successor custodian at the office of the Custodian, duly endorsed and in the form for transfer, all securities of each applicable Portfolio then held by it hereunder and shall transfer to an account of the successor custodian all of the securities of each such Portfolio held in a Securities System. If no such successor custodian shall be appointed, the Custodian shall, in like manner, upon receipt of a Certified Resolution, deliver at the office of the Custodian and transfer such securities, funds and other properties in accordance with such resolution. In the event that no written order designating a successor custodian or Certified Resolution shall have been delivered to the Custodian on or before the date when such termination shall become effective, then the Custodian shall have the right to deliver to a bank or trust company, which is a “bank” as defined in the 1940 Act, doing business in Boston, Massachusetts, or New York, New York, of it own selection, having an aggregate capital, surplus, and undivided profits, as shown by its last published report, of not less than $25,000,000, all securities, finds and other properties held by the Custodian on behalf of each applicable Portfolio and all instruments held by the Custodian relative thereto and all other property held by it under this Agreement on behalf of each applicable Portfolio, and to transfer to an account of such successor custodian all of the securities of each such Portfolio held in any Securities System. Thereafter, such bank or trust company shall be the successor of the Custodian under this Agreement. In the event that securities, funds and other properties remain in the possession of the Custodian after the date of termination hereof with respect to any Fund or Portfolio owing to the failure of the relevant Fund to procure the Certified Resolution to appoint a successor custodian, the Custodian shall be entitled to fair compensation for its services during such period as the Custodian retains possession of such securities, funds and other properties and the provisions of this Agreement relating to the duties and obligations of the Custodian shall remain in full force and effect. SECTION 17. INTERPRETIVE AND ADDITIONAL PROVISIONS In connection with the operation of this Agreement, the Custodian and each Fund on behalf of each of the Portfolios, may from time to time agree on such provisions interpretive of or in addition to the provisions of this Agreement as may in their joint opinion be consistent with the general tenor of this Agreement. Any such interpretive or additional provisions shall be in a writing signed by all parties and shall be annexed hereto, provided that no such interpretive or additional provisions shall contravene any applicable federal or state regulations or any provision 21 of the Fund’s Declaration of Trust or Articles of Incorporation, as appropriate. No interpretive or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Agreement. SECTION 18. ADDITIONAL FUNDS In the event that any registered investment company sponsored or managed by Gabelli Funds, LLC, in addition to those Funds listed at the time on Appendix A attached hereto, desires to have the Custodian render services as custodian under the terms hereof and the Custodian wishes to provide such services, the parties will execute a revised Appendix A including such entity. Upon execution thereof, such entity shall become a Fund hereunder and be bound by all terms, conditions and provisions hereof. SECTION 19. MASSACHUSETTS LAW TO APPLY This Agreement shall be construed and the provisions thereof interpreted under and in accordance with laws of The Commonwealth of Massachusetts. SECTION 20. PRIOR AGREEMENTS This Agreement supersedes and terminates, as of the date hereof, all prior Agreements between each Fund on behalf of each of the Portfolios and the Custodian relating to the custody of each Fund’s assets. SECTION 21. NOTICES. Any notice, instruction or other instrument required to be given hereunder may be delivered in person to the offices of the parties as set forth herein during normal business horns or delivered prepaid registered mail or by telex, cable or telecopy to the parties at the following addresses or such other addresses as may be notified by any party from time to time. To the Fund; [FUND NAME] * [address] Attention: [contact] Telephone: Telecopy:* To the Custodian: STATE STREET BANK AND THRUST COMPANY One Heritage Drive Joseph Painter Building JPB/2N North Quincy, MA 02171 Attention; James Botsolis, Fund Manager Telephone: 617-985-6872 Telecopy: 617-* 22

Such notice, instruction or other instrument shall be deemed to have been delivered in the case of a registered letter at the expiration of five business days after posting, in the case of cable twenty-four hours after dispatch, in the case of telex, telecopy or other electro-mechanical or electronic method immediately on dispatch unless delivered outside normal business hours, in which case it shall be deemed to have been received at the next time after delivery when normal business hours commence. Evidence that the notice was properly addressed, stamped and put into the post shall be conclusive evidence of posting. SECTION 22. REPRODUCTION OF DOCUMENTS This Agreement and all schedules, addenda, exhibits, attachments and amendments hereto may be reproduced by any photographic, photographic, microfilm, micro-card, miniature photographic or other similar process. The parties hereto each agree that any such reproduction shall be admissible in evidence as the original itself in any Judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. SECTION 23. DATA ACCESS SERVICES ADDENDUM The Custodian and each Fund agree to be bound by the terms of the Data Access Services Addendum attached hereto. SECTION 24. TRUSTEES/DIRECTORS Neither the Trustees or the Directors nor the shareholders of the applicable Fund will be personally liable under this Agreement. SECTION 25. SHAREHOLDER COMMIJMCATIONS ELECTION SEC Rule I 4b-2 requires banks which hold securities for the account of customers to respond to requests by issuers of securities for the names, addresses and holdings of beneficial owners of securities of that issuer held by the bank unless the beneficial owner has expressly objected to disclosure of this information. In order to comply with the rule, the Custodian needs the Fund to indicate whether it authorizes the Custodian to provide the Fund’s name, address, and share position to requesting companies whose securities the Fund owns. If the Fund tells the Custodian “no”, the Custodian will not provide this information to requesting companies. If the Fund tells the Custodian “yes” or does not check either “yes” or “no” below, the Custodian is required by the rule to treat the Fund as consenting to disclosure of this information for all securities owned by the Fund or any finds or accounts established by the Fund. For the Fund’s protection, the Rule prohibits the requesting company from using the Fund’s name and address for any purpose other than corporate communications. Please indicate below whether the Fund 23 consents or objects by checking one of the alternatives below. YES [ ] The Custodian is authorized to release the Fund’s name, address, and share positions. NO [X] The Custodian is not authorized to release the Fund’s name, address, and share positions. [REMAINDER OF PAGE INTENTIONALLY BLANK]

IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed in its name and behalf by its duly authorized representative and its seal to be hereunder affixed effective as of July 2,2001. FOR EACH OF THE FUNDS SET FORTH ON APPENDIX A AS OF JULY 2, 2001 By: Name: Bruce Alpert Title: Treasurer FUND SIGNATURE ATTESTED TO By: Name: James E. Mckee Title: *[Secretary/] STATE STREET BANK AND TRUST COMPANY By: Name: Joseph L. Hooley Title: Executive Vice President SICNATLJRE ATTESTED TO By: By: Name: Raelene S. LaPlante Title: Vice President

Appendix A (Dated August I, 2008) to Amended and Restated Master Custodian Agreement, dated as of July 2, 2001 The Gabelli Asset Fund G001 The Gabelli Blue Chip Value Fund Gabelli Capital Series Funds, Inc. The Gabelli Capital Asset Fund G022 The Gabelli Convertible and Income Securities Fund Inc. G003 the Gabeffi Dividend & Income Trust G022 The Gabefli Equity Series Funds, Inc. The Gabelli Equity Income Fund G005 The Gabelli Small Cap Growth Fund G004 The Gabelli Woodland Small Cap Value Fund G020 The 781 Fund, Inc. Gabefli Enterprise Mergers and Acquisitions Fund G024 The GAMCO Global Series Funds Inc. The GAMCO Global Convertible Securities Fund G012 The GAMCC) Global Growth Fund G011—The GAMCO Global Opportunity The GAMCO Global Telecommunications Fund G010 The Gabelli Global Multimedia Trust Inc G013 The Gabelk Global Utility & Income Trust G033 GAMCO Gold Fund, Inc. G014 The GAMCO Growth Fund G002 GAMCO International Growth Fund, Inc. G015 Gabeill Investor Funds, Inc. The Gabelli ABC Fund G007 The GAMCO Mathers Fund 8301 The Gabelli Utilities Fund G019 FOR THE ABOVE FUND PARTJES COMPANY By:             Name: Agnis Malkety Title Trasuer’s Date: STATE STREET BAJ4K AND TRUST By: Name: Joseph C. Anronellis Title: Vice Chairman

Appendix A (Dated August 1, 2008) to Amended and Restated Master Custodian Agreement dated as of Suly 2, 2001 The Gabelli Asset Fund The Gabefli Blue Chip Value Fund Gabelil Capital Series Funds, Inc. The Gabelli Capital Asset Fund The Gabelil Convertible and Income Securities Fund Inc. The Cabefli Dividend & Income Trust The Gabelli Equity Series Funds, Inc. The Gabelli Equity Income Fund The Gabelli Small Cap Growth Fund The Gabelli Woodland SmsU Cap Value Fund the 787 Pund, Inc. Gabelli Enterprise Mergers and Acquisitions Fund The GAMCQ Global Series Funds Inc. The GAMCO Global Convertible Securities Fund The GAMCO Global Growth Fund The GAMCO Global Opportunity Fund The GAMCO Global Telecommunications Fund The Gabelli Global Multimedia Trust Inc. ‘Flit Gabelli Global Utility & Income Trust GAMC() Gold Fund, teeThe GAIWCO Growth Fund GAMCO International Growth Fund, Inc. Gabelli Investor Funds, Inc. The Gabelli ABC Fund The GAMCO Mathews Fund The Gabelli Utilities Fund FOR TH ANOW FUND PARTIES STATE By: Name: Title: SMNET BANK AND THUST COMPANY By: Name: Joseph C. Antonellis Tide: Vice Chairman Date:

Appendix A (Dated May28. 2004) to Amended and Restated Master Custodian Agreement, dated as of July 2,2001 The Gabelli Asset Fund G001 The (Gabelli Blue Chip Value Fund G018 The Gabelli Convertible Securities Fund, Inc. G003 The Gabelli Global Multimedia Trust, Inc. G009 Gabelll Capital Series Funds, Inc. G017 Gabelli Equity Series Funds, Inc The Gabelli Small Cap Growth Fund G004 The Gabelli Equity Income Fund G005 The Gabelli Woodland Small Cap Value Fund G020 Gabelli Global Series Funds, Inc. the Gabelli Global Telecommunications Fund G010 The Gabelli Global Entertainment and Media Fund G013 The Gabelli Global Growth Fund (formerly The Gabelli Global Interactive Couch Potato Fund) G011 The Gabelli Global Convertible Securities Fund G012 The Gabelli Global Opportunities Fund G008 Gabel1i Investor Funds, Inc. G007 Gabelli ABC Fund Gabelli Gol.d Fund, Inc. The Gabelli Growth Fund, Inc. Gabelli International Growth Fund, Inc. The Gabelli Mathers Fund The Gabelli Utilities Fund Ned Davis Research Funds Ned Davis Research Asset Allocation Fund The Gabelli Dividend & Income Trust The Gabe1Ji Global Utility & Income Trust For The Above Fund Parties By: Name: Bruce Alpert Title: President/ Treasure State Street Bank And Trust Company By: Name: Joseph L. Hooley, Title: Executive Vice President Date: May 28, 2004

Appendix A (Dated November 25, 20Q3) to Amended and Restated Master Custodian Agreement Of July 2, 2001 The Gabelli Asset Find The Gabelli Blue Chip Value Fund The Gabelli Convertible Securities Fund, lb. The Gàbelli Global Multimedia Trust, Inc. Gablli Capital Series Funds, Inc Gabelli Equity Series Funds, Inc The Gabelli Small Cap(Growth Fund) The Gabelli Equity Income Fund The Gabelli Woodland Small Cap Value Fund Gabelli GlobaI Series Funds, Inc. Th Gáblli (Global Telecommunications Fund The Gabelli Global Entertainment and Media Fund The Gabelli Global Growth Fund (formerly The Gabelli Global Interactive Couch Potato Fund) The Gabelli Global Convertible Securities Fund The Gabelli Global Opportunities Fund .j ,Gbelli.1Metor Funds, Inc. Gabelli ABC Fund Gabelli Gold Fund, Inc. The Gabelli Growth Fund, Inc Gabelli International Growth Fund, Inc. The (Gabelli Mathers Fund The Gabelli Utilities Fund Ned Davis Research Funds Ned Davis Research Asset Allocation Fund The Gabelli Dividend & Income Trust FOR The Above Fund Parties By: Name: Bruce Alpert Title President/Treasurer State Street bank And Trust Company By: Name: Joseph L. Hooley, Executive Vice President

Appendix A Amended and Restated Master Custodian Agreement The Gabelli Asset Fund G001 The Gabelli Blue Chip Value Fund G018 The Gabelli Convertible Securities Fund, Inc. G003 The Gabelli Global Multimedia Trust, Inc. G013 Gabelli Capital Series Funds, Inc G017 Gabelli Equity Series Funds, Inc Gabelli Small Cap Growth Fund G004 Gabelli Equity Income Fund G005 Gabelli Global Series Funds, Inc. Gabelli Global Telecommunications Fund G010 Gabelli Global Entertainment and Media Fund Gabelli Global Growth Fund G008 Gabelli Global Convertible Securities Fund G012 Gahelli Global Interactive Couch Potato Fund G011 Gabelli Investor Funds. Inc. Gabelli ABC Fund G007 Gabelli Gold Fund, Inc. G014 The Gabelli Growth Fund, Inc. G0102 Gabelli International Growth Fund, Inc. G015 The Gabelli Mathers Fund 8301 The Gabelli Utilities Fund G019 FOR Ti-ip ABOVE FUND PARTIES By:             Name: Bruce Alpert Title: Treasure Date: July 2, 2001 STATE STREET BANK AND TRUST COMPANY By: Name: Joseph L Hooley, Title: Executive Vice President Date: July 2, 2001

STATE STREET SCHEDULE A GLOBAL CUSTODY NETWORK SUBCUSTODIANS Country Subcustodian Argentina Citibank, NA. Australia Westpac Banking Corporation Austria Erste Bank der Osterreichisehen Sparkassen AG Bahrain—HSBC Bank Middle East (as delegate of The Hongkong and Shanghai Banking Corporation Limited) Bangladesh Standard Chartered Bank Belgium Fortis Bank nv-sa Bermuda The Bank of Bermuda Limited Bolivia Citibank, N. A, Botswana Barclays Bank of Botswana Limited Brazil Citibank, N-A. Bulgaria ING Bank N.V. Canada State Street Trust Company Canada Chile BankBoston, N,A. People’s Republic The Hongkong and Shanghai of China Banking Corporation Limited, Shanghai and Shenzhen branches Colombia Cititrust Colombia S.A. Sociedad Fiduciaria 1

STATE STREET SCHEDULE A GLOBAL CUSTODY NETWORK SUBCUSTODIANS Country Subcustodian Costa Rica Banco BCT SA. Croatia Privredna Banka Zagreb d.d Cyprus The Cyprus Popular Bank Ltd. Czech Republic Ceskoslovenska Obchodnf Banka, AS. Denmark Danske Bank A/S Ecuador Citibank, NA. Egypt Egyptian British Bank S.A.E. (as delegate of The Hongkong and Shanghai Banking Corporation Limited) Estonia Hansabank Finland Merita Bank Plc. France BNP Paribas, LA. Germany Dresdner Bank AG Ghana Barclays Bank of Ghana Limited Greece National Bank of Greece S.A. Hong Kong Standard Chartered Bank Hungary Citibank Rt. Iceland Icebank Ltd. 2

STATE STREET SCHEDULE A GLOBAL CUSTODY NETWORK SUBCUSTODIANS Country Subcustodian India Deutsche Bank AG The Hongkong and Shanghai Banking Corporation Limited Indonesia Standard Chartered Bank Ireland Bank of Ireland Israel Bank Hapoalim B.M. Italy BNP Paribas, Italian Branch Ivory Coast Societe Generale de Banques en Cote d’Ivoire Jamaica Scotiabarik Jamaica Trust and Merchant Bank Ltd. Japan The Fuji Bank, Limited The Sumitomo Bank, Limited Jordan I4SBC Bank Middle East (as delegate of The Hongkong and Shanghai Banking Corporation Limited) Kazakhstan HSBC Bank Kazakhstan Kenya Barclays Bank of Kenya Limited Republic of Korea The Hongkong and Shanghai Banking Corporation Limited Latvia A/s Hansabanka 3

STATE STREET SCEEDULE A GLOBAL CUSTODY NETWORK SUBCUSTODIANS Country Subcustodian Lebanon HSBC Bank Middle East (s delegate of The HongKong and Shanghai Banking Corporation Limited) Lithuania Vilniaus Bankas AB Malaysia Standard Chartered Bank Malaysia Berhad Mauritius The Hongkong and Shanghai Banking Corporation Limited Mexico Citibank Mexico, S.A. Morocco Banque Commerciale clu Maroc Namibia Standard Bank Namibia Limited Netherlands Fortis Bank (Nederland) N.v. New Zealand ANZ Banking Group (New Zealand) Limited Nigeria Stanbic Merchant Bank Nigeria Limited Norway Christiania Bank og Kreditkasse ASA Oman BSBC Bank Middle East (as delegate of The Hongkong and Shanghai Banking Corporation Limited) Pakistan Deutsche Bank AG Palestine HSBC Bank Middle East (as delegate of The Hongkong and Shanghai Banking Corporation Limited) Panama BankBoston, N.A. 4

STATE STREET SCHEDULE A GLOBAL CUSTODY NETWORK SUBCUSTODIANS Country SubCustodian Pr Citibank, N.A. Philippines Standard Chartered Bank Poland Bank Handlowy w Warszawie S.A. Portugal Banco Comercial Portugues Qatar HSBC Bank Middle East (as delegate of The 1-longkong and Shanghai Banking Corporation United) Komania ING Bank N.V. Russia Credit Suisse First Boston AO—Moscow (as delegate of Credit Suisse First Boston—Zurich) Singapore The Development Bank of Singapore Limited Slovak Republic Ceskoslovenska Obchodnl Banks, AS. Slovenia Hank Austria Creditanstalt d.d.—Ljubljana South Africa Standard Bank of South Africa Limited Spain Banco Santander Central Hispano S.A. Sri Lanka The Hongkong and Shanghai Banking Corporation Limited Swaziland Standard Bank Swaziland Limited Sweden Skandinaviska Enskilda Banken 5

STATE STREET SCHEDULE A GLOBAL CUSTODY NETWORK SUBCUSTODIANS Country Subcustodian Switzerland UBS AG Taiwan – R.O.C Central Trust of China Thailand Standard Chartered Bank Trinidad & Tobago Republic Bank Limited Tunisia Banque International Arabe de Tunisie Turkey Citibank, N.A. Ukraine ING Bank Ukraine United Kingdom State Street Bank and Trust Company, London Branch Uruguay BankBoston, NA. Venezuela Citibank, N.A. Viemam The Hongkong and Shanghai Banking Corporation Limited Zambia Barclays Bank of Zambia Limited Zimbabwe Barclays Bank of Zimbabwe Limited 6

STATE STREET SCHEDULE B GLOBAL CUSTODY NETWORK DEPOSITORIES OPERATING IN NETWORK MARKETS Country Depositories Argentina Caja de Valores S.A. AustraIia Austraclear Limited Reserve Bank Information and Transfer System Austria Oesterreichische Kontrolibank AG (Wertpapiersammelbanl Division) Belgium Caisse Interprofessionnelle de Dépbts et de Vireinents de Titrrs, SA. Banque Nationale de Belgique Bithl Companhia Brasileira de Liquidaçao e Custódia Sistenia Especial de Liquidacao e de Custodia (SELIC) Central de Custodia e de Liqnidao Financeira de TItulos Privados (CETIP) Bulgaria Central Depository AD Bulgarian National Bank Canada Canadian Depository for Securities Limited C.i1e Deposito Central de Valores S.A. People’s Republic Shanghai Securities Central Clearing & of China Registration Corporation Shenzhen Securities Central Clearing Co., Ltd. Cc’ioinbia Depôsito Centralizado de Valores 1

STATE STREET SCIIEDULE B GLOBAL CUSTODY NETWORK DEPOSITORIES OPERATING IN NETWORK MARKETS Coisntry Depositories Costa Rica Central de Valores S.A, Croatia MinisUy of Finance National Bank of Croatia Sredinja Depozitarna Agencija d.d. Czech Republic Sftedisko cenn’ch paplni Czech National Bank Denmark Verdipapircentralen (Danish Securities Center) Egypt Misr for Clearing, Settlement, and Depository Estonia Eesti Vaartpaberite Keskdepositoorium Finland Finnish Central Securities Depository France Euroclear France Germany Clearstream Banking AG, Frankfurt Greece Bank of Greece, System for Monitoring Transactions in Securities in Book-Entry Form Apothetirion Titlon AE—Central Securities Depository Hong Kong Central Clearing and Settlement System Central Moneymarkets Unit Hungary Kozponti Elszamolôhaz es Ertektar (Budapest) Rt. (KELER) 2

STATE STREET SCHEDULE B GLOBAL CUSTODY NETWORK DEPOSITORIES OPERATING IN NETWORK MARKETS Country Depositories India National Securities Depository Limited Central Depository Services India Limited Reserve Bank of India Indonesia Bank Indonesia PT Kustodian Sentral Efek Indonesia Tel Aviv Stock Exchange Clearing House Lt& (TASE Clearinghouse) Italy Monte Titoli S.p.A. Ivory Coast Depositaire Central — Banque de Reglement Jamaica Jamaica Central Securities Depository Japan Japan Securities Depository Center (JASDEC) Bank of Japan Net System Kazakhstan Central Depository of Securities Kenya Central Bank of Kenya Republic of Korea Korea Securities Depository Latvia Latvian Central Depository 3

STATE STREET SCHEDULE B GLOBAL CUSTODY NETWORK DEPOSITORIES OPERATJNG IN NETWORK MARKETS country Depositories Lebanon Custodian and Clearing Center of Financial Instruments for Lebanon and the Middle East (Midclear) S.A.L. Banque du Liban Lithuania Central Securities Depository of Lithuania Malaysia Malaysian Central Depository Sdn. Bhd. Bank Negara Malaysia, Scripless Securities Trading and Safekeeping System Mauritius Central Depository and Settlement Cc, Ltd Bank of Mauritius Mexico S.D INDEVAL (Instituto para el Depósito de Valores) Morocco Marocleor Netherlands Nederlands Central Institutes voor Giraal Effectenverkeer B.V. (NECIGEF) New Zealand New Zealand Central Securitieses Depository Limited Nigeria Central Securities Clearing System Limited Norway Verdipapirsentralen (Norwegian Central Securities Depository) Oman Muscat Depository & Securities Registration Company, SAOC 4

STATE STREET SCHEDULE B GLOBAL CUSTODY NETWORK DEPOSITORIES OPERATING IN NETWORK MARKETS Country Depositories Pakistan Central Depository Company of Pakistan Limited State Bank of Pakistan Palestine Clearing Depository and Settlement, a department of the Palestine Stock Exchange Peru Caja do Valores y Liquidaciones, Instrtucion do Cornpensación y Liquidacion de Valores S.A Philippines Philippine Central Depository, Inc. Registry of Scripless Securities (ROSS) of the Bureau of Treasury Poland National Depository of Securities (Krajowy Depozyt Papierow Wartosciowych SA) Central Treasury Bills Registrar Portugal Central de Valores Mobiliärios Qatar Central Clearing and Registration (CCR), a department of the Doha Securities Market Romania National Securities Clearing, Settlement and Depository Company Bucharest Stock Exchange Registry Division National Bank of Rornania Singapore Central Depository (Pie) Limited Monetary Authority of Singapore 5

STATE STREET SCHEDULE B GLOBAL CUSTODY NETWORK DEPOSITORIES OPERATING IN NETWORK MARKETS Country Depositories Sic yak Republic Stredisko cennych Papierov National Bank of Slovakia Slovenia Klirinsko Depotna Druzba d.d. South Africa Central Depository Limited Share Transactions Totally Electronic (STRATE) Ltd Spain Servicio de Compensacion y Liquidacion de Valores, S.A. Banco de Espafla, Central de Anotaciones en Cuenta Sri Lanka Central Depository System (Pvt) Limited Sweden Vardepapperscentralen VPC AU (Swedish Central Securities Depository) Switzerland Segalntersettle AG (SIS) Taiwan—R.O.C. Taiwan Securities Central Depository Ca, Ltd. Thailand Thailand Securities Depository Company Limited Tunisia Socithté Tunisienne Interprofessionelle pour Ia Compensation et de Dépôts des Valeurs Mobilières Turkey Takas ve Saklarna Bankasi A.S. (TAKASBANK) Central Bank of Turkey 6

STATE STREET SCHEDULE B GLOBAL CUSTODY NETWORK DEPOSITORIES OPERATING IN NETWORK MARKETS Country Depositories Ukraine National Bank of Ukraine United Kingdom Central Gifts Office and Central Moneymarkets Office Venezuela Banco Central de Venezuela Zambia LuSE Central Shares Depository Limited Bank of Zambia TRANSNATIONAL Euroclear Clearstream Banking AG 7

SCHEDULE C MARKET INFORMATION Publication/Type of Information Brief Description (scheduled frequency) The Guide to Custody in World Markets An overview of settlement and safekeeping procedures, (hardcopy annually and regular custody practices and foreign investor considerations for the website updates) markets in which State Street offers custodial services. Global Custody Network Review Information relating to Foreign Sub-Custodians in State Street’s (annually) Global Custody Network. The Review stands as an integral part of the materials that State Street provides to its U.S. mutual fund clients to assist them in complying with SEC Rule 17f-5. The Review also gives insight into State Street’s market expansion and Foreign Sub-Custodian selection processes, as well as the procedures and controls used to monitor the financial condition and performance of our Foreign Sub- Custodian banks. Securities Depositary Review Custody risk analyses of the Foreign Securities Depositories presently (annually) operating in Network markets. This publication is an integral part of the materials that State Street provides to its US mutual fund clients to meet informational obligations created by SEC Rule 1 7f-7. Global Legal Survey With respect to each market in which State Street offers custodial (annually) services, opinions relating to whether local law restricts (i) access of a fund’s independent public accountants to books and records of a Foreign Sub-Custodian or Foreign Securities System, (ii) a fund’s ability to recover in the event of bankruptcy or insolvency of a Foreign Sub-Custodian or Foreign Securities System, (iii) a fluid’s ability to recover in the event of a loss by a Foreign Sub-Custodian or Foreign Securities System, and (iv) the ability of a foreign investor to convert cash and cash equivalents to US. dollars. Subcustodian Agreements Copies of the contracts that State Street has entered into with each (annually) Foreign Sub-Custodian that maintains U.S. mutual fund assets in the markets in which State Street offers custodial services. Global Market Bulletin Information on changing settlement and custody conditions in (daily or as necessary) markets where State Street offers custodial services. Includes changes in market and tax regulations, depository developments, dematerialization information, as well as other market changes that may impact State Street’s clients. Foreign Custody Advisories For those markets ‘where State Street offers custodial (as necessary) services that exhibit special risks or infrastructures impacting custody, State Street issues market advisories to highlight those unique market factors which might impact our ability to offer recognized custody service levels, Material Change Notices Informational letters and accompanying materials confirming (presently on a quarterly State Street’s foreign custody arrangements, including a basis or as otherwise necessary) summary of material changes with Foreign Sub-Custodians that have occurred during the previous quarter. The notices also identify any material changes in the custodial risks associated with maintaining assets with Foreign Securities Depositories.

REMOTE ACCESS SERVWES ADDENDUM TO CUSTODIAN AGREEMENT ADDENDUM to that certain Custodian Agreement effective as of July 2, 2001 (the “Custodian Agreement”) between The Gabelli Funds as listed on Exhibit A thereto (as such Appendix A may be amended from time to time) (the “Customer”) and State Street Bank and Trust Company. State Street Bank and Trust Company, its subsidiaries and affiliates (collectively, “State Street”) has developed and utilized proprietary accounting and other systems in conjunction with the custodian services which State Street provides to the Customer. In this regard, State Street maintains certain information in databases under its control and ownership which it makes available to its customers (the “Remote Access Services”). THE SERVICES State Street agrees to provide the Customer, and its designated investment advisors, consultants or other third parties authorized by State Street who agree to abide by the terms of this Addendum (“Authorized Designees”) with access to In—Sight SM as described in Exhibit A or such other systems as may be offered from time to time (the “System”) on a remote basis. SECURITY PROCEDURES The Customer agrees to comply, and to cause its Authorized Designees to comply, with remote access operating standards and procedures and with user identification or other password control requirements and other security procedures as may be issued from time to time by State Street for use of the System and access to the Remote Access Services. The Customer agrees to advise State Street immediately in the event that it learns or has reason to believe that any person to whom it has given access to the System or the Remote Access Services has violated or intends to violate the terms of this Addendum and the Customer will cooperate with State Street in seeking injunctive or other equitable relief. The Customer agrees to discontinue use of the System and Remote Access Services, if requested, for any security reasons cited by State Street, FEES Fees and charges for the use of the System and the Remote Access Services and related payment terms shall be as set forth in the custody fee schedule in effect from time to time between the parties (the “Fee Schedule”). The Customer shall be responsible tbr any tariffs, duties or taxes imposed or levied by any government or governmental agency by reason of the transactions contemplated by this Addendum, including, without limitation, federal, state and local taxes, use, value added and personal property taxes (other than income, franchise or similar taxes which may be imposed or assessed against State Street). Any claimed exemption from such tariffs, duties or taxes shall be supported by proper documentary evidence delivered to State Street, PROPIUETARY INFORMATION/INJUNCTIVE RELIEF The System and Remote Access Services described herein and the databases, computer programs, screen formats, report formats, interactive design techniques, formulae, processes, systems, software, know-how, algorithms, programs, training aids, printed materials, methods, books, records, files, documentation and other information made available to the Customer by State Street as part of the Remote Access Services and through the use of the System and all copyrights, patents, trade secrets and other proprietary rights of State Street related thereto are the exclusive, valuable and confidential property of State Street and its relevant licensors (the “Proprietary Information”). The Customer agrees on behalf of itself and its Authorized ]Designees to keep the Proprietary Information confidential and to limit access to its employees and Authorized Designees (under a similar duty of confidentiality) who require access to the System for the purposes intended. The foregoing shall not apply to Proprietary Information in the public domain or required by law to be made public. The Customer agrees to use the Remote Access Services only in connection with the proper purposes of this Addendum. The Customer will not, and will cause its employees and Authorized Designees not to, (i) permit any third party to use the System or the Remote Access Services, (ii) sell, rent, license or otherwise use the System or the Remote Access Services in the operation of a service bureau or for any purpose other than as expressly authorized under this Addendum, (iii) use the System or the Remote Access Services for any fund, trust or other investment vehicle without the prior written consent of State Street, or (iv) allow or cause any information transmitted from State Streets databases, including data from third party sources, available through use of the System or the Remote Access Services, to be redistributed or retransmitted for other than use for or on behalf of the Customer, as State Street’s customer. The Customer agrees that neither it nor its Authorized Designees will modify the System in any way, enhance or otherwise create derivative works based upon the System, nor will the Customer or its Authorized Designees reverse engineer, decompile or otherwise attempt to secure the source code for all or any part of the System. The Customer acknowledges that the disclosure of any Proprietary information, or of any information which at law or equity ought to remain confidential, will immediately give rise to continuing irreparable injury to State Street inadequately compensable in damages at law and that State Street shall be entitled to obtain immediate injunctive relief against the breach or threatened breach of any of the foregoing undertakings, in addition to any other legal remedies which may be available. LJMTTED WARANTIES State Street represents and warrants that it is the owner of and has the right to grant access to the System and to provide the Remote Access Services contemplated herein. Because of the nature of computer information technology and the necessity of relying upon third party sources, and data and pricing information obtained from third parties, the System and Remote Access Services are provided “AS IS”, and the Customer and its Authorized Designees shall be solely responsible for the investment decisions, regulatory reports and statements produced using the Remote Access Services. State Street and its relevant licensors will not be liable to the Customer or its Authorized Designees for any direct or indirect, special, incidental, punitive or consequential damages arising out of or in any way connected with the System or the Remote Access Services, nor shall either party be responsible for delays or nonperformance under this Addendum arising out of any cause or event beyond such party’s control. State Street will take reasonable steps to ensure that its products (and those of its third-party suppliers) reflect the available slate of the art technology to offer products that are Year 2000 compliant, including, but not limited to, century recognition of dates, calculations that correctly compute same century and multi century formulas and date values, and interface values that reflect the date issues arising between now and the next one-hundred years, and if any changes are required, State Street will make the changes to its products at no cost to you and in a commercially reasonable time frame and will require third-party suppliers to do likewise. The Customer will do likewise for its systems.

EXCEPT AS EXPRESSLY SET FORTH IN THIS ADDENDUM, STATE STREET FOR ITSELF AN]) ITS RELEVANT LICENSORS EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES CONCERNING TUE SYSTEM AND THE SERVICES TO BE RENDERED HEREUNDER, WHETHER EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY WARRANTY OF MERCHANTIBILITY OR FITNESS FOR A PARTICULAR PURPOSE. INFRINGEMENT State Street will defend or, at our option, settle any claim or action brought against the Customer to the extent that it is based upon an assertion that access to the System or use of the Remote Access Services by the Customer under this Addendum constitutes direct infringement of any United States patent or copyright or misappropriation of a trade secret, provided that the Customer notifies State Street promptly in writing of any such claim or proceeding and cooperates with State Street in the defense of such claim or proceeding. Should the System or the Remote Access Services or any part thereof become, or in State Street’s opinion be likely to become, the subject of a claim of infringement or the like under the patent or copyright or trade secret laws of the United States, State Street shall have the right, at State Street’s sole option, to (i) procure for the Customer the right to continue using the System or the Remote Access Services, (ii) replace or modify the System or the Remote Access Services so that the System or the Remote Access Services becomes noninfringing, or (iii) terminate this Addendum without further obligation, TERMINATION Either party to the Custodian Agreement may terminate this Addendum (i) for any reason by giving the other party at least one-hundred and eighty (180) days’ prior written notice in the case of notice of termination by State Street to the Customer or thirty (30) days’ notice in the case of notice from the Customer to State Street of termination, or (ii) immediately for failure of the other party to comply with any material term and condition of the Addendum by giving the other party written notice of termination, This Addendum shall in any event terminate within ninety (90) days after the termination of the Custodian Agreement. In the event of termination, the Customer will return to State Street all copies of documentation and other confidential information in its possession or in the possession of its Authorized Designees. The foregoing provisions with respect to confidentiality and infringement will survive termination for a period of three (3) years. MISCELLANEOUS This Addendum and the exhibit hereto constitutes the entire understanding of the parties to the Custodian Agreement with respect to access to the System and the Remote Access Services. This Addendum cannot be modified or altered except in a writing duly executed by each of State Street and the Customer and shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts. By its execution of the Custodian Agreement, the Customer, for itself and its Authorized Designees, accepts the terms of this Addendum

EXHIBIT A to REMOTE ACCESS SERVICES ADDENDUM TO CUSTODIAN AGREEMENT IN-SIGHT SM System Product Description in—Sight SM provides information delivery and on-line access to State Street. In—SIGHT SM allows users a single point of entry into the many views of data created by the diverse systems and applications. Reports and data from systems such as Investment Policy Monitor SM Multicurrency Horizon SM, Securities Lending, Performance & Analytics can be accessed through In—Sight SM. This Internet-enabled application is designed to run from a Web browser and perform across low-speed data line or corporate high-speed backbones. In—Sight SM also offers users a flexible toolset, including an ad-hoc query function, a custom graphics package, a report designer, and a scheduling capability. Data and reports offered through In—Sight SM will continue to increase in direct proportion with the customer roll out, as it is viewed as the information delivery system will grow with State Street’s customers.

FLWDS TRANSFER ADDENDUM OPERATING GUIDELINES 1. OBLIGATION OF THE SENDER: State Street is authorized to promptly debit Client’s (as named below) account(s) upon the receipt of a payment order in compliance with the selected Security Procedure chosen for funds transfer and in the amount of money that State Street has been instructed to transfer. State Street shall execute payment orders in compliance with the Security Procedure and with the Client’s instructions on the execution date provided that such payment order is received by the customary deadline for processing such a request, unless the payment order specifies a later time, All payment orders and communications received after this time will be deemed to have been received on the next business day. 2. SECURITY PROCEDURE: The Client acknowledges that the Security Procedure it has designated on the Selection Form was selected by the Client from Security Procedures offered by State Street. The Client shall restrict access to confidential information relating to the Security Procedure t authorized persons as communicated in writing to State Street. The Client must notify State Street immediately if it has reason to believe unauthorized persons may have obtained access to such Information or of any change in the Client’s authorized personnel, State Street shall verify the authenticity of all instructions according to the Security Procedure. 3. ACCOUNT NUMBER: State Street shall process all payment orders on the basis of the account number contained in the payment order. In the event of a discrepancy between any name indicated on the payment order and the account number, the account number shall take precedence and govern. 4. REJECTION: State Street reserves the right to decline to process or delay the processing of a payment order which (a) Is in excess of the collected balance in the account to be charged at the time of State Street’s receipt of such payment order; (b) if initiating such payment order would cause State Street, in State Street’s sole judgment, to exceed any volume, aggregate dollar, network, time, credit or similar limits upon wire transfers which are applicable to State Street; or (c) if State Street, in good faith, is unable to satisfy Itself that the transaction has been properly authorized. 5. CANCELLATION OR AMENDMENT: State Street shall use reasonable efforts to act on all authorized requests to cancel or amend payment orders received in compliance with the Security Procedure provided that such requests are received in a timely Manner affording State Street reasonable opportunity to act. However, State Street assumes no liability if the request for amendment or cancellation cannot be satisfied. 6. ERRORS: State Street shall assume no responsibility for failure to detect any erroneous payment order provided that Sate Street complies with the payment order instructions as received end State Street complies with the Security Procedure. The Security Procedure is established for the purpose of authenticating payment orders only and not for the detection of errors in payment orders. 7. INTEREST AND LIABILITY LIMITS: State Street shall assume no responsibility for lost interest with respect to the refundable amount of any unauthorized payment order, unless State Street is notified of the unauthorized payment order within thirty (30) days of notification by State Street of the acceptance ‘f such payment order. In no event shall State Street be liable for special, indirect or consequential damages even if advised of the possibility of such damages and even for failure to execute a payment order. 8. AUTOMATED CLEARING HOUSE (“ACH”) CREDIT ENTRIES/PROVISIONAL PAYMENTS: When a Client initiates or receives ACH credit and debit entries pursuant to these Guidelines and the rules of the National Automated Clearing House Association and the New England Clearing House Association, State Street will act as an Originating Depository Financial Institution and/or Receiving Depository Institution, as the case may be, with respect to such entries. Credits given by State Street with respect to an ACH credit entry are provisional until State Street receives final settlement for such entry from the Federal Reserve Bank. If State Street does not receive such final settlement, the Client agrees that State Street shall receive a refund of the amount credited to the Client in connection with such entry, and the party making payment to the Client via such entry shall not be deemed to have paid the amount of the entry 9. CONFIRMATION STATEMENTS: Confirmation of State Street’s execution of payment orders shall ordinarily be provided within 24 hours notice which may be delivered through State Street’s proprietary information systems, such as, but not limited to Horizon and GlobalQuesto, or by facsimile or callback. The Client must report any objections to the execution of a payment order within 30 days.

FUNDS TRANSFER ADDENDUM Security Procedure(s) Selection Form Please select one or more of the funds transfer security procedures indicated below. SWIFT SWIFT (Society for Worldwide Interbank Financial Telecommunication) Is a cooperative society owned and operated by member financial institutions that provides telecommunication services for its membership. Participation is limited to securities brokers and dealers, clearing and depository institutions, recognized exchanges for securities, and investment management institutions. SWIFT provides a number of security features through encryption and authentication to protect against unauthorized access, loss or wrong delivery of messages, transmission errors, loss of confidentiality and fraudulent changes to messages. SWIFT is considered to be one of the most secure and efficient networks for the delivery of funds transfer instructions. Selection of this security procedure would be most appropriate for existing SWIFT members. Standing Instructions Standing Instructions may be used where funds are transferred to a broker on the Client’s established list of brokers with which it engages in foreign exchange transactions. Only the date, the currency and the currency amount are variable. In order to establish this procedure, State Street will send to the Client a list of the brokers that State Street has determined are used by the Client. The Client will confirm the list in writing, and State Street will verify the written confirmation by telephone. Standing Instructions will be subject to a mutually agreed upon limit. If the payment order exceeds the established limit, the Standing Instruction will be confirmed by telephone prior to execution. Remote Batch Transmission Wire transfer instructions are delivered via Computer-to-Computer (CPU-CPU) data communications between the Client and State Street. Securlt3’ procedures include encryption and or the use of a test key by those individuals authorized as Automated Batch Verifiers. Clients selecting this option should have an existing. facility for completing CPU-CPU transmissions. Thu delivery mechanism is typically used for high-volume business. Global Horizon Interchange SM Funds Transfer Service Global Horizon Interchange Funds Transfer Service (S) is a State Street proprietary microcomputer-based wire initiation system- FTS enables Clients to electronically transmit authenticated Fedwire, CHIPS or internal book transfer instructions to State Street. This delivery mechanism is most appropriate for Clients with a Iow-to-medium number of transactions (5-75per day), allowing Clients to enter. batch, and review wire transfer instructions on their PC prior to release to State Street. Telephone Confirmation (Callback) Telephone confirmation will be used to verify all non-repetitive funds transfer instructions received via untested facsimile or phone This procedure requires Clients to designate individuals as authorized initiators and authorized verifiers. State Street will verify that the instruction contains the signature of an authorized person and prior to execution, will contact someone other than the originator at the Clients location to authenticate the instruction. Selection of this alternative is appropriate for Clients who do not have the capability to use other security procedures. Repetitive Wires For situations where funds are transferred periodically (minimum of one instruction per calendar quarter) from an existing authorized account to the same payee (destination bank and account number) and only the date and currency amount are variable, a repetitive wire may be implemented. Repetitive wires will be subject to a mutually agreed upon limit. If the payment order exceeds the established limit, the instruction will be confirmed by telephone prior to execution. Telephone confirmation is used to establish this process. Repetitive wire instructions must be reconfirmed annually. This alternative is recommended whenever funds are frequently transferred between the same Iwo accounts. Transfers Initiated by Facsimile The Client faxes wire transfer Instructions directly to State Street Mutual Fund Services. Standard security procedure requires the use of a random number test key for all transfers. Every six months the Client receives test key logs from State Street. The test key contains alpha-numeric characters, which the Client puts on each document faxed to State Sired. This procedure ensures all wire instructions received via fax are authorized by the Client. We provide this option for Clients who wish to batch wire instructions and transmit these as a group to State .Street Mutual Fund Services once or several times a day. Automated Clearing House (ACH) State Street receives an automated transmission or a magnetic tape from a Client for the initiation of payment (credit) or collection (debit) transactions through the CH network- The transactions contained on each transmission or tape must be authenticated by the Client Clients using ACM must select one or more of the following delivery options:

FUNDS TRANSFER ADDENDUM Global Horizon Interchange Automated Clearing House Service Transactions are created on a microcomputer, assembled into batches and delivered to State Street via fully authenticated electronic transmissions in standard NACHA formats Transmission from Client PC to State Street Mainframe with Telephone Callback Transmission from Client Mainframe to State Street Mainframe with Telephone Callback Transmission from E1ST Systems to State Street Mainframe with Encryption Magnetic Tape Delivered to State Street with Telephone Callback—State Street is hereby instructed to accept funds transfer instructions only via the delivery methods Sod Security procedures indicated. The selected delivery methods and security procedure(s) will be effective             for payment orders initiated by our organization. Key Contact information Whom shall we contact to implement your selection(s) ? CLIENT OPERATIONS CONTACT Chris Tanqorra Name One Corporate Center Address Rye, NY 10580 City/State/Zip Code (914) 921 – 5104 Telephone Number (914) 921 – 2480 Facsimile Number Swift Number Telex Number Alternate Contact Name Address City/State/Zip Code Telephone Number Facsimile Number

Funds Transfer Addendum Instruction(s) TELEPHONE CONFIRMATION Fund Gabelli Investment Adviser Gabelli Funds, LLC; Authorized Initiators Please Type or Print: Please Provide a listing of Fund officers or other individual are currently authorized to Initiate wire transfer instructions to state street: Name Bruce Alpert Gus Coutsoures Cheis Tanqorra James E Mckee Adviser Title (Specify whether position specimen signature Is with fund or investment adviser) Chief operating officer Chief Financial officer Vice President-Director of Operations Secretary, General counsel Specimen Signature Authorized Verifiers Please Type or print Please provide a listing of Fund officers of other individuals who will be called BACK to verify the Initiation of repetitive wires of $10 million or more and all non repetitive wire; NAME Bruce Alpert Gus Coutsoures CALLBACK PHONE NUMBER 914-921-5105 914-921-5058 DOLLAR LIMITATION (IF ANY)